Exhibit 10.9

OPENWAVE SYSTEMS INC.

2006 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

(FOR RESTRICTED STOCK UNIT AWARDS – TIME-BASED VESTING)

Openwave Systems Inc. (the “Company”), pursuant to its 2006 Stock Incentive Plan (the “Plan”), hereby provides notice (“Grant Notice”) of the grant to Participant of the number of restricted stock units set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Agreement and the Plan, which are attached hereto and incorporated herein in their entirety.

Participant:	[ ]
Grant Date:	[ ]
Vesting Commencement Date:	[ ]
Number of Restricted Stock Units:	[ ]

Vesting Schedule:        The Award shall vest in full on [                    ]

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Restricted Stock Unit Agreement and the Plan. Participant further acknowledges that as of the Grant Date, this Grant Notice, the Restricted Stock Unit Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company under the Plan and supersede all prior oral and written agreements on that subject.

OPENWAVE SYSTEMS INC.		PARTICIPANT:
By:
	Signature		Signature

Title:	Secretary	Date:

Date:

ATTACHMENTS: Restricted Stock Unit Agreement and 2006 Stock Incentive Plan.

Attachment I

Restricted Stock Unit Agreement

OPENWAVE SYSTEMS INC.

2006 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

(FOR RESTRICTED STOCK UNIT AWARDS – TIME-BASED VESTING)

Pursuant to the terms of the Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (“Agreement”) (collectively, the “Award”), Openwave Systems Inc. (the “Company”) grants you restricted stock units pursuant to the Company’s 2006 Stock Incentive Plan (“Plan”), subject to the restrictions and conditions contained herein. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

GRANT OF UNITS. The Company hereby grants to you the aggregate number of restricted stock units (the “Units”) specified in your Grant Notice. Each Unit represents the right to receive one (1) share of Common Stock upon vesting.

PAYMENT; TAX WITHHOLDING. No cash payment is required for the Units, although you will be required to tender payment in a form acceptable to the Company for the amount of any withholding taxes due, including but not limited to those amounts due as a result of the award or vesting of the Units or the issuance of any shares of Common Stock following the vesting of the Units. Such amount may be delivered to the Company by any of the following means (in addition to the Company’s right to withhold from any compensation or other amounts payable to you by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to you, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

VESTING. Subject to the limitations and special acceleration provisions contained herein, the Units will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your employment with the Company and its Subsidiaries and Affiliates (“Termination”). A Termination shall be deemed to occur if (i) you are a Consultant or Non-Employee Director at the time of grant (“Grant Date”) and subsequently become an Employee or (ii) you are an Employee on the Grant Date and subsequently become a Consultant or Non-Employee Director. The unvested portion of your Award will expire upon Termination.

CONVERSION OF UNITS AND ISSUANCE OF SHARES. Upon the vesting date (or accelerated vesting date, if applicable), one (1) share of Common Stock shall be issuable for each whole Unit that vests on such date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement. Thereafter, the Company will transfer such Shares to you upon satisfaction of any tax withholding obligations. Any fractional Unit shall be settled in cash and shall not be converted into a fractional Share. The number of Units subject to your Award shall be adjusted from time to time for changes in capitalization, as provided in the Plan.

SPECIAL ACCELERATION AND/OR REDUCTION. Subject to subsection 5(e) below, the vesting of the Units shall be accelerated in the following circumstances:

If you are designated as an employee that that provides services to both the Mediation Business Unit and Messaging Business Unit of the Company (a “Whole Company Employee”), the vesting of the Units shall be accelerated in full in the event of the sale, exchange, lease or other disposition of both the Mediation Business Unit and the Messaging Business Unit of the Company (whether through an asset sale or otherwise and whether in a series of related or unrelated transactions) to a person or group of related persons (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) (the “Business Units Sale”), provided, however, that if such Business Units Sale does not occur by June 30, 2012, the Units shall be subject to reduction in accordance with subsection 5(e) below.

If you are designated as an employee that provides services solely to the Messaging Business Unit of the Company whether by the Company or an Affiliate (a “Messaging Business Unit Employee”), the vesting of the Units shall be accelerated in full in the event of the sale, exchange, lease or other disposition of the Messaging Business Unit of the Company (whether through an asset sale or otherwise) to a person or group of related persons (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) (the “Messaging Business Unit Sale”), provided, however, that if such Messaging Business Unit Sale does not occur by June 30, 2012, the Units shall be subject to reduction in accordance with subsection 5(e) below.

If you are designated as an employee that provides services solely to the Mediation Business Unit of the Company whether by the Company or an Affiliate (a “Mediation Business Unit Employee”), the vesting of the Units shall be accelerated in full in the event of the sale, exchange, lease or other disposition of the Mediation Business Unit of the Company (whether through an asset sale or otherwise) to a person or group of related persons (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) (the “Mediation Business Unit Sale”), provided, however, that if such Medication Business Unit Sale does not occur by June 30, 2012, the Units shall be subject to reduction in accordance with subsection 5(e) below.

Notwithstanding the foregoing Sections 5(a), (b) and (c), the vesting of the Units shall be accelerated in full upon the occurrence of any of the events set forth in subsections d (i), (ii) or (iii) hereof.

the sale, exchange, lease or other disposition of the entire business of the Company and its Affiliates (whether through an asset sale or otherwise and whether in a series of related or unrelated transactions) to a person or group of related persons (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act);

a merger or consolidation involving the Company in which the voting securities of the Company owned by the shareholders of the Company immediately prior to such merger or consolidation do not represent, after conversion if applicable, more than fifty percent (50%) of the total voting power of the surviving controlling entity outstanding immediately after such merger or consolidation; provided that any person who (1) was a beneficial owner (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of the voting securities of the Company immediately prior to such merger or consolidation, and (2) is a beneficial owner (or is part of a group of related persons that is a beneficial owner) of more than 20% of the securities of the Company immediately after such merger or consolidation, shall be excluded from the list of “shareholders of the Company immediately prior to such merger or consolidation” for purposes of the preceding calculation); or

the direct or indirect acquisition of beneficial ownership of at least fifty percent (50%) of the voting securities of the Company by a person or group of related persons (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act); provided, that “person or group of related persons” shall not include the Company, a subsidiary of the Company, or an employee benefit plan sponsored by the Company or a subsidiary of the Company (including any trustee of such plan acting as trustee).

Notwithstanding subsections 5(a), (b) and (c), if, by June 30, 2012, the Company has not completed the sale, exchange, lease or other disposition of (i) both its Mediation Business Unit and Messaging Business Unit (as contemplated by subsection 5(a) above) in the case of Whole Company Employees, (ii) its Messaging Business Unit (as contemplated by subsection 5(b) above) in the case of Messaging Business Unit Employees, (iii) its Mediation Business Unit (as contemplated by subsection 5(c) above) in the case of Mediation Business Employee, fifty percent (50%) of the number of Units originally granted to you as specified in the Grant Notice shall be forfeited.

For purposes of this Section 5, the Mediation Business Unit of the Company is comprised of the business units of the Company that develop and market service mediation products, including but not limited to, MAG, Integra, Web Adaptor (Openweb), Mobile Edge Security Suite, Passport, Smart Policy, Web Security, Web Optimization, Media Optimization, Amplicity and Analytics, and the Messaging Business Unit of the Company is comprised of the business units of the Company that market and develop Email MX, Richmail and Edge GX.

SECURITIES LAW COMPLIANCE. You will not be issued any Shares upon the vesting of your Award unless the Shares are either (a) then registered under the Securities Act or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

TRANSFERABILITY. None of the Units or any beneficial interest therein may be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, you may designate a beneficiary for the Shares that may be issuable upon the vesting of the Units, in the event of your death, by completing the Company’s approved beneficiary designation form and filing such form with the Company’s Human Resources Department. The terms of this Agreement shall be binding upon your executors, administrators, heirs, successors, and transferees.

AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment.

TAX CONSEQUENCES. You agree that you have had the opportunity to review with your own tax advisors the federal, state, local and foreign income and employment tax consequences of the grant to you of the Award and the vesting of the Award. You are relying solely on the advice of your own advisors and not on statements or representations of the Company or any of its agents. You understand that you (and not the Company) will be responsible for your own tax liability as a result of the grant or vesting of your Award.

NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effective upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

MISCELLANEOUS.

The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

REPAYMENT/FORFEITURE. Any benefits you may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with (a) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (b) similar rules under the laws of any other jurisdiction and (c) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to you.

SEVERABILITY. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

CHOICE OF LAW; GOVERNING LAW. The law of the State of California shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of laws rules. Notwithstanding the foregoing, with respect to matters affecting the Plan that are addressed by the General Corporation Law of the State of Delaware, the laws of the State of Delaware shall control, without regard to such state’s conflict of laws rules. You hereby agree to submit to the jurisdiction and venue of the courts of the State of California and Federal Courts of the United States of America located within the Northern District of California for all actions relating to the Units, the Shares, the Notice of Grant, this Agreement, or the Plan. You further agree that service may be made upon you in any such action or proceeding by first class, certified or registered mail, to the last address you provided to the Company.

Attachment II

2006 Stock Incentive Plan